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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2002


                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

               Ohio                     0-8076             31-0854434
   (State or other jurisdiction       (Commission          (IRS Employer
         of incorporation)            File Number)       Identification No.)

                            Fifth Third Center
               38 Fountain Square Plaza, Cincinnati, Ohio            45263
                (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (513) 534-5300

                                 Not Applicable
             (Former name or address, if changed since last report)

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Item 5.    Other Events

In a Report on Form 8-K dated September 10, 2002 and on a Report on Form 10-Q filed on November 14, 2002, Fifth Third reported that it had concluded that certain predominately treasury related aged receivable and in-transit reconciliation items were impaired. In the third quarter, Fifth Third recognized an $82 million pre-tax ($53 million after-tax) expense related to these charged-off items. In addition, Fifth Third reported that it was devoting significant effort and resources to a review of the impairment. To assist investors, financial analysts and other interested parties in their analysis of Fifth Third Bancorp, the following is being provided as an update based on information currently available as a result of Fifth Third's review.

Prior to February 2002, a large number of transactions relating to Fifth Third's investment portfolio were maintained in various clearing accounts. During February 2002, in connection with a pending conversion to a new treasury portfolio accounting system, these clearing accounts were combined into a single treasury clearing account. As a clearing account, by its nature, the aggregate amount of credits and debits in the account was significant with the net difference in the account typically immaterial relative to the size of transactions undertaken in the management of the investment portfolio and the investment portfolio itself. During the third quarter, in connection with overall data validation procedures completed in preparation for the conversion and implementation of the new treasury investment portfolio accounting system, and a review of related account reconciliations, a reconciling difference was identified related to settlement activity in Fifth Third's investment portfolio. In completing these procedures, Fifth Third identified that funds received related to a securitization transaction that should have been applied against a mortgage receivable account had instead been offset against other treasury items in the treasury clearing account. The rectification of this difference resulted in a deficit in the treasury clearing account.

Once the reconciling difference was identified, management notified its external independent auditor, Federal and State banking regulators, and the Audit Committee. In addition, management commenced numerous procedures, including the utilization of third party resources, to determine the cause of the reconciling difference, to determine if prior period financial statements had been affected and to determine if similar reconciling differences might have occurred. These procedures included: reviewing yields on the investment portfolio over the past several years; re-computing the accrued interest receivable, accretion and discount positions based on independently verifiable data; a review of all funding positions; procedures to identify possible fraud including reviewing wire activity and all trade activity including cash posting from January 2001 through June 2002; and reconciliation of the treasury portfolio accounting system to safe keeping records and the general ledger. In addition, third party experts in treasury operations and treasury accounting were hired to assist in this review.

To date, over 97% of the gross debits and gross credits composing the $81.8 million charged-off reconciling difference from the above-mentioned treasury clearing account have been reviewed. This review confirmed that all charged-off items in the treasury clearing account emanated from treasury related accounts and activities and that no customer funds or accounts were affected. All matching of material tested items has been finalized and efforts are now focused on the recovery of the $81.8 million charge-off through the review and reconciliation of the entries posted into the various treasury accounts from March 30, 2000 to September 30, 2002. This period was determined to be most relevant as it reflected the timeframe since Fifth Third's last treasury portfolio accounting system conversion as well as an increase in the size of the portfolio and volume of transactions due to the April 2001 acquisition of Old Kent. Based on the reviews completed to date by Fifth Third and independent third party experts, management has concluded that there is no significant or further financial exposure in excess of the amount charged-off in the third quarter and prior period financial statements are unaffected by these treasury reconciling items.

Fifth Third also has conducted a thorough internal review of internal controls and all internal account reconciliation activity in the treasury and other areas of its operation. The purpose of the review was to determine if there were any additional financial exposures in excess of the amount charged-off in the third quarter or improvements in internal controls in treasury or other operational areas that could have limited the third quarter charge. Fifth Third has implemented certain additional processes and controls as a result of this review, remains confident in the adequacy of its internal controls and based on the reviews completed to date has determined that there are no additional material financial exposures.

We continue to work with Federal and State banking regulators related to their supervisory letter review described in the Form 10-Q filed on November 14, 2002. We will continue to comply with any findings and recommendations resulting from these reviews. In addition, as noted in the Form 10-Q filed on November 14, 2002, the Securities and Exchange Commission is conducting an informal investigation regarding the after-tax charge discussed above and

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first reported in Fifth Third's September 10, 2002 Form 8-K and the existence or effects of weaknesses in financial controls in Fifth Third's treasury and/or trust operations. We will continue to comply with and assist the Commission in this review.

As previously reported on July 23, 2002, Franklin Financial Corporation ("Franklin Financial"), Fifth Third Financial Corporation ("Fifth Third Financial") and Fifth Third Bancorp ("Fifth Third") entered into an Affiliation Agreement, pursuant to which Franklin Financial will be merged with and into Fifth Third's wholly owned subsidiary, Fifth Third Financial, with Fifth Third Financial as the surviving corporation (the "Merger").

As a result of the Merger, each issued and outstanding share of Franklin Financial (excluding treasury shares) will be exchanged, on a tax-free basis, for a fractional share of Fifth Third Bancorp common stock based on the Average Closing Price of Fifth Third Bancorp common stock as follows: .4039 shares of Fifth Third if the Average Closing Price is equal to or less than $63.13; .3832 shares of Fifth Third if the Average Closing Price is equal to or greater than $66.55; or a ratio that yields a fixed price of $25.50 per share of Franklin Financial Corporation common stock if the Average Closing Price is between $63.13 and $66.55. The Average Closing Price is defined as the average of the closing prices for a share of Fifth Third Bancorp common stock on the NASDAQ National Market for the ten (10) consecutive trading days ending on the fifth
(5th) trading day preceding the Effective Time (as defined in the Affiliation Agreement).

Consummation of the Merger will result in the Franklin Financial common stock ceasing to be listed on the NASDAQ National Market and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

On September 9, 2002, Franklin Financial, Fifth Third Financial and Fifth Third entered into Amendment No. 1 to the Affiliation Agreement. Pursuant to Amendment No. 1, certain dates in the Affiliation Agreement relating to certain regulatory filings were extended by 60 days and the date by which the merger must be completed was extended to April 1, 2003.

On December 10, 2002, Franklin Financial, Fifth Third Financial and Fifth Third entered into Amendment No. 2 (the "Second Amendment") to the Affiliation Agreement. Pursuant to the Second Amendment, certain dates in the Affiliation Agreement and Amendment No. 1 relating to certain regulatory filings were replaced with a provision that allows for such filings to be made in a timely fashion in order to consummate the merger by April 1, 2003. Except as modified by the Second Amendment, all other provisions of the Affiliation Agreement and Amendment No. 1 remain in full force and effect. This transaction is subject to regulatory approvals, which approvals are impacted by the moratorium on future acquisitions by Fifth Third imposed by the above mentioned supervisory letter as received from the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce, Division of Financial Institutions and as previously disclosed in Fifth Third's Form 10-Q filed on November 14, 2002.

The preceding summary of certain provisions of the Affiliation Agreement, as amended, copies of which are filed as exhibits hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of the Affiliation Agreement, Amendment No.1 and the Second Amendment.

FORWARD-LOOKING STATEMENT DISCLOSURE
This document contains or may contain forward-looking statements about Fifth Third Bancorp, Franklin Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. The document contains certain forward looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp, Franklin Financial Corporation and/or the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third and Franklin Financial do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Franklin Financial are engaged; and (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Franklin Financial's filings with the Securities and Exchange

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Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third or Franklin Financial.

Item 7.  Financial Statements and Exhibits

         (a)   Financial statements of business acquired.

               Not Applicable

         (b)   Pro forma financial information

               Not Applicable

         (c)   Exhibits

               2.1 Affiliation Agreement dated as of July 23, 2002 by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation (omitting schedules and exhibits) *

               2.2 Amendment No. 1, dated September 9, 2002, to the Affiliation Agreement, dated as of July 23, 2002 by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation **

               2.3 Amendment No. 2, dated December 10, 2002, to the Affiliation Agreement, dated as of July 23, 2002 by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.

               99.1  Press Release dated July 24, 2002 *

               99.2  Management Discussion of Trends

*        Previously filed on July 24, 2002
**       Previously filed on September 12, 2002

Item 9.  Regulation FD Disclosure

     To assist investors, financial analysts and other interested parties in their analysis of Fifth Third Bancorp, the Registrant developed the document attached as Exhibit 99.2 to this Form 8-K. This document, incorporated herein by reference, is furnished, not filed.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FIFTH THIRD BANCORP
                                                 (Registrant)


December 10, 2002                                /s/ Neal E. Arnold
                                                     ---------------------------
                                                     Neal E. Arnold
                                                     Executive Vice President
                                                     and Chief Financial Officer